MAIN STREET BANCORP, INC.
                   DEFERRED COMPENSATION PLAN

          The Main Street Bancorp, Inc. Deferred Compensation
Plan has been established as a non qualified arrangement for the benefit of certain selected key employees of Main Street Bancorp, Inc. and its affiliated companies.

          1. Definitions. The following terms, wherever used herein, shall have the meanings ascribed to them, unless the context in which such terms are used otherwise clearly requires.

               "Account Balance" means the balance at any relevant time of the contribution(s) set aside on behalf of a Participant and the accumulated earnings or loss thereon, less distributions. Such amount shall be reflected in book entry reserves maintained by the Company.

               "Annual Installment Amount" means the amount determined pursuant to Paragraph 4(h).

               "Board of Directors" means the board of directors of the relevant Company.

               "Change in Control" means any of the following:

                    (i)  any "person" (as such term is used in
Sections 13(d) and 14(d)(2) of the Securities and Exchange Act of 1934 (the "Exchange Act")), other than MSB, a subsidiary of MSB, an employee benefit plan of MSB or a subsidiary of MSB (including a related trust), becomes the beneficial owner (as determined pursuant to Rule 13d-3 under the Exchange Act), directly or indirectly of securities of MSB representing more than 20% of the combined voting power of MSB's then outstanding securities;

                    (ii)  the occurrence of, or execution of an
agreement providing for, a sale of all or substantially all of the assets of MSB or the Main Street Bank to an entity which is not a direct or indirect subsidiary of MSB;

                    (iii)  the occurrence of, or execution of an
agreement providing for, a reorganization, merger, consolidation or similar transaction involving MSB, unless (A) the shareholders of MSB immediately prior to the consummation of any such transaction will initially own securities representing a majority of the voting power of the surviving or resulting corporation, and (B) the directors of MSB immediately prior to the consummation of such transaction will initially represent a majority of the directors of the surviving or resulting corporation; or

                    (iv)  any other event which is at any time
irrevocably designated as a "Change in Control" for purposes of this Agreement by resolution adopted by a majority of the then non-employee directors of MSB.

               "Code" means the Internal Revenue Code of 1986, as amended.

               "Company" means MSB and each Subsidiary, or any one or more of them, as appropriate to the context in which such term is used.

               "Designated Beneficiary" means a Participant's surviving spouse, or if there is no such surviving spouse, then such person as may have been last specified as the beneficiary in a writing delivered to the Plan Administrator prior the date of such individual's death. In default of a Designated Beneficiary, the term shall mean the Participant's estate.

               "Disability" has the meaning ascribed to such term in Code Section 22(e) (3).

               "Eligible Employee" means any executive or managerial employee of the Company, provided such individual is a person described in 29 C.F.R. Section 2520.104-23.

               "ERISA" means the Employee Retirement Income
Security Act of 1974, as amended.

               "Investment Manager" shall have the meaning ascribed to such term in ERISA Section 3(38).

               "MSB" means Main Street Bancorp, Inc., a
Pennsylvania corporation.

               "Normal Retirement Age" means age 65 unless otherwise designated by a separate written agreement between Company and Participant, executed upon the Participants inclusion in the Plan.

               "Participant" means any Eligible Employee who has been selected by the Board of Directors of MSB or a Subsidiary to participate in the Plan and whose participation shall not have terminated in accordance with or pursuant to the terms of this Plan document.

               "Plan"  means the Main Street Bancorp, Inc.
Deferred Compensation Plan, as set forth in this document, and as the same may be amended from time to time.

               "Plan Administrator" means the body determined pursuant to Paragraph 5.

               "Subsidiary" means a corporation the stock of which owned directly or indirectly by MSB, satisfies the ownership provisions of Code Section 1504 (a), and which has adopted the Plan through appropriate action of its Board of Directors.

               "Trust" means any grantor trust created to assist in the funding of any Plan benefits.

               "Trust Agreement" means any agreement between the Company and a Trustee pursuant to which assets are set aside to assist in the funding of any Plan benefit.

               "Trustee" means the trustee of any grantor trust established by the Company to assist in the funding of Plan benefits.

          2. Participation. The Board of Directors of the Company may from time to time designate Eligible Employees as Plan Participants. Participation by a selected Eligible Employee shall commence as specified in the relevant Board resolution. Nothing set forth in this Plan document shall be construed as requiring that an Eligible Employee be selected as a Plan Participant.

          3.  Funding; Plan Benefit.

               (a) The Board of Directors of the Company shall specify a fixed sum, determined by it at its discretion, to be allocated for the benefit of the designated Participant and shall segregate such amount in an investment account constituting a part of the general assets of the Company, in a Trust, or both. The Board of Directors may thereafter set aside additional amounts for the benefit of such Participant but shall not be required to do so. The amount so set aside shall be invested pursuant to the direction of an Investment Manager selected from time to time by the Board of Directors of MSB. Such Investment Manager shall cause such amount to be invested in a manner consistent with the Plan's investment policy as the same may be established from time to time by the Plan Administrator.

               (b)  The Plan benefit to be received by a
Participant shall be determined by reference to his or her Account Balance. Nothing in this Plan document or elsewhere shall give a Participant the right to control the manner in which his or her Account Balance is invested, and neither the Company, nor a Trustee, nor the Investment Manager, shall be liable to a Participant for the investment performance of an Account Balance or any selected investment policy, the determination of which shall be made, in its sole discretion from time to time, by the Plan Administrator.

               (c)  Notwithstanding the use of any Trust in
connection with the provision of Plan benefits, this Plan is intended to constitute an unfunded plan of deferred compensation for all purposes under the Code and ERISA.

               (d) Unless otherwise agreed between MSB and the Company employing a Participant, the cost of any contribution on behalf of such Participant shall be borne by the employing
Company.

          4.  Events Triggering Distribution; Mode of Payment.

               (a)  Upon the death of a Participant, such
Participant shall be 100% vested in his or her Account Balance, and such balance, as determined as of the nearest practical date to the day of distribution, shall be distributed to his or her Designated Beneficiary in one lump sum within 30 days after such date of death.

               (b)  Upon the termination of employment of a
Participant by reason of Disability prior to the attainment of Normal Retirement Age, such Participant shall be 100% vested in his or her Account Balance, and such balance shall commence to be paid to the Participant in annual installments, beginning with the fifteenth day of the month next following such termination of employment.

               (c) Upon the occurrence of a Change in Control of MSB, a Participant shall be 100% vested in his or her Account
Balance, and such balance, as determined as of the nearest practical date to the date of distribution, shall be distributed to him or her in one lump sum within 30 days after such occurrence.

               (d)  Upon termination of employment of a
Participant on or after his or her Normal Retirement Age for any reason other than death, such Participant shall be 100% vested in his or her Account Balance, and such balance shall commence to be paid to the Participant in annual installments, beginning with the fifteenth day of the month next following such termination of employment.

               (e)  Upon termination of employment of a
Participant prior to attainment of Normal Retirement Age for any reason other than death or Disability, a portion of his or her Account Balance shall be distributed to him or her in one lump sum within 30 days after such termination of employment.
Provided termination occurs upon or after the Participant has reached age 55, the amount distributable shall be equal to the Account Balance, as determined as of the date of termination, times a fraction, the numerator of which is the number of years of Plan participation to the date of termination (rounded to the nearest one-tenth of a year) and the denominator of which is the number of years from the initial commencement of Plan participation through the Participant's Normal Retirement Age (rounded to the nearest one-tenth of a year). The remainder of such Account Balance shall be forfeited. In the event the termination occurs prior to the Participant reaching age 55, the entire Account Balance shall be forfeited. The Company may, by separate written agreement between Company and Participant executed upon the Participant's inclusion in the Plan, modify the vesting schedule set forth in this section.

               (f) For purposes of paragraph 4(c), in the event the Company that is the primary employer of a Participant is sold or otherwise ceases to be a Subsidiary and the Participant does not thereafter continue as an employee of MSB or any other remaining Subsidiary, then a Change in Control of MSB shall be deemed to have occurred with respect to such Participant.

               (g) For purposes of determining the amount of any annual installment payment required under Paragraph 4(b) and 4(d), such payment shall equal the Annual Installment Amount.

               (h) For purposes of this paragraph 4, the term "Annual Installment Amount" shall be the amount determined by dividing the Participant's initially determined Account Balance by fifteen (15). Thereafter, each Annual Installment shall be paid on the anniversary date of the first installment in an amount determined by dividing the Participant's Account Balance, as determined not more than 30 days prior to payment of the installment, by the divisor used for the immediately preceding year minus 1.0.

               (i) In the event a Participant dies prior to the receipt of his or her entire Plan benefit, the then balance thereof shall be paid to his or her Designated Beneficiary in one lump sum within 30 days following death.

          5. Administration. The Plan shall be construed, administered and enforced by the Board of Directors of MSB, or such committee thereof as it may designate from time to time, which body shall be referred to as the Plan Administrator. The Plan Administrator shall have such power, authority and duties as may be necessary or appropriate for the efficient operation and administration of the Plan. No member of the Plan Administrator shall be liable for any act taken (or omitted to be taken) in good faith in connection with the discharge of his or her duties. Notwithstanding any provision in this Plan document to the contrary, the Plan Administrator may, in its good faith judgment, elect to pay any Plan benefit in one lump sum in lieu of an otherwise required annual installment payment. The Plan Administrator shall take such steps and make such filings with the federal government as may be necessary for the Plan to avail itself of the provisions of 29 C.F.R. Section 2520.104-23.

          6. Rights of Participants. Whether or not any assets may be transferred to a Trust to assist in the funding of Plan benefits, no Participant shall be entitled to, or have any interest in, any specific asset to secure the receipt his or her benefit. Each Participant shall be an unsecured, general creditor of the Company with respect to his or her entitlement to Plan benefits.

     7. Amendment and Termination. This Plan may be amended from time to time, or terminated at any time, by the Board of Directors of MSB. In the event of Plan termination, each individual who is then a Participant shall thereafter be deemed fully vested so that the pro ration provisions of Paragraph 4 (e) shall no longer apply to such Participant.

          8.  Miscellaneous Provisions.

               (a) The Plan does not constitute a contract of employment, and participation in the Plan shall not give any person the right to be retained as an employee of any Company.

               (b) The right of a Participant to the payment of a Plan benefit shall not be subject to voluntary or involuntary transfer, assignment, pledge, encumbrance, attachment or levy.

               (c) Wherever any words are used herein in the singular, they shall be construed as though they were used in the plural, and vice versa.

               (d)  In the event any provision in this Plan
document is held illegal or invalid, such provision shall not affect the remaining provisions of the Plan, and the Plan document shall be construed as though such illegal or invalid provision were not contained herein.

               (e) Except to the extent preempted by federal law, this Plan document shall be construed, administered and enforced in accordance with the domestic internal law of the Commonwealth of Pennsylvania.

               (f) In the event there is a conflict between this Plan document and any Trust Agreement, the terms of the Plan shall prevail.

               (g) As a condition of participation in the Plan, an Eligible Employee selected for participation shall consent, in writing, to the withholding from his or her base salary, bonus or other similar compensation any tax liability caused by reason of his or her Plan participation.

          9. Effective Date. The effective date of this Plan shall be October 15, 1999.

          IN WITNESS WHEREOF, MAIN STREET BANCORP, INC. has caused this Plan document to be executed, on its behalf and on behalf of each Subsidiary, by its duly authorized officers on the 14th day of October, 1999.

                              MAIN STREET BANCORP, INC.


                              By:________________________________

(CORPORATE SEAL)              Attest:____________________________

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